UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2015

Belk, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26207	56-2058574
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2801 West Tyvola Road, Charlotte, North Carolina	28217-45000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 357-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on August 23, 2015, Belk, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bear Parent Inc., a Delaware corporation (“Parent”), and Bear Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are owned by affiliates of Sycamore Partners Management, L.P.

On December 3, 2015, the Company and certain subsidiaries of the Company party thereto entered into (i) an amendment (the “2011 Note Purchase Agreement Amendment”) to the Note Purchase Agreement, dated as of December 14, 2011 (the “2011 Note Purchase Agreement”), pursuant to which the Company issued $100.0 million aggregate principal amount of their 5.21% Senior Notes due January 25, 2022 (the “2022 Notes”), (ii) an amendment (the “2010 Note Purchase Agreement Amendment”) to the Note Purchase Agreement, dated as of November 23, 2010 (the “2010 Note Purchase Agreement”), pursuant to which the Company issued $50.0 million aggregate principal amount of their 5.70% Senior Notes due November 23, 2020 (the “2020 Notes”), and (iii) an amendment (the “2007 Note Purchase Agreement Amendment,” and together with the 2011 Note Purchase Agreement Amendment and the 2010 Note Purchase Agreement Amendment, the “Note Purchase Agreement Amendments”) to the Note Purchase Agreement, dated as of August 31, 2007 (the “2007 Note Purchase Agreement,” and together with the 2011 Note Purchase Agreement and the 2010 Note Purchase Agreement, the “Note Purchase Agreements”), pursuant to which the Company issued $125.0 million aggregate principal amount of their 6.20% Senior Notes due August 31, 2017 (the “2017 Notes,” and together with the 2022 Notes and the 2020 Notes, the “Notes”), in each case, with all of the holders party thereto. The Note Purchase Agreement Amendments provide for a mandatory prepayment of all of the Notes by the Company and certain subsidiaries of the Company party thereto on or about the date that the Merger is consummated but in no event more than two business days after the Merger is consummated. The Notes will be repaid at 100% of the principal amount of the Notes outstanding plus accrued and unpaid interest plus the Make-Whole Amount (as defined in the applicable Note Purchase Agreement), in each case, as determined for the prepayment date in accordance with the terms of the applicable Note Purchase Agreement Amendment. The obligation of the Company and certain of its subsidiaries to prepay the Notes pursuant to the terms of the Note Purchase Agreement Amendments is subject to and conditioned upon the occurrence of the Merger and will be void and of no force or effect in the event that the Merger Agreement is terminated prior to the consummation of the Merger in accordance with Article VIII of the Merger Agreement.

The foregoing summary description of the Note Purchase Agreement Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement Amendments, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01 set forth above, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ralph A. Pitts, the Company’s Executive Vice President, General Counsel and Secretary has announced his plans to retire at the end of the Company’s fiscal year 2016.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	First Amendment to Note Purchase Agreement, dated as of December 3, 2015, by and among Belk, Inc. and certain subsidiaries of Belk, Inc. party thereto, as obligors, and the holders party thereto.

Exhibit 10.2	First Amendment to Note Purchase Agreement, dated as of December 3, 2015, by and among Belk, Inc. and certain subsidiaries of Belk, Inc. party thereto, as obligors, and the holders party thereto.

Exhibit 10.3	First Amendment to Note Purchase Agreement, dated as of December 3, 2015, by and among Belk, Inc. and certain subsidiaries of Belk, Inc. party thereto, as obligors, and the holders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELK, INC.

Date: December 7, 2015	By:	/s/ Ralph A. Pitts
Ralph A. Pitts
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	First Amendment to Note Purchase Agreement, dated as of December 3, 2015, by and among Belk, Inc. and certain subsidiaries of Belk, Inc. party thereto, as obligors, and the holders party thereto.

Exhibit 10.2	First Amendment to Note Purchase Agreement, dated as of December 3, 2015, by and among Belk, Inc. and certain subsidiaries of Belk, Inc. party thereto, as obligors , and the holders party thereto.

Exhibit 10.3	First Amendment to Note Purchase Agreement, dated as of December 3, 2015, by and among Belk, Inc. and certain subsidiaries of Belk, Inc. party thereto, as obligors, and the holders party thereto.